AGREEMENT AND PLAN OF EXCHANGE



     AGREEMENT  AND PLAN OF EXCHANGE ("Agreement"), dated  as  of the _____ day of _______, 2002, by and between PLAN B PRODUCTIONS

OF  UTAH, INC., hereafter "PLAN B", a Utah corporation, and BACH-

HAUSER, INC., hereafter "BH", a Nevada corporation.

                       Plan of Exchange

     The Plan of Exchange will consist of the acquisition of  all of  the  issued and outstanding shares of PLAN B by  BH  and  the

issuance  by  BH  to  the shareholders of  PLAN  B  a   total  of

2,400,000    restricted  common  shares  of   BH's   stock   with

registration rights, having a par value of US$.001  each,  to  be issued  upon  and  subject to the terms  and  conditions  of  the

Agreement hereinafter set forth.

       NOW,  THEREFORE, in consideration of the promises and  the mutual and dependent promises hereinafter contained, and good and valuable consideration, the receipt and sufficiency of which  are hereby  acknowledged,  the  parties  hereto  represent,  warrant,

covenant, and agree as  follows:

                           ARTICLE I

     1.1   Agreement to Consummate Transactions.  Subject to  the

terms  and  conditions of this Agreement, BACH-HAUSER,  INC.  and

PLAN B PRODUCTIONS OF UTAH, INC.  agree to consummate or cause to be  consummated,  the transactions contemplated by  Sections  1.2 through  8.2 of this Agreement ("Transactions"), and  agree  that the  consummation of each of the Transactions is conditional upon the consummation of each of the other Transactions.

     1.2   Shareholders  Approval.  PLAN B PRODUCTIONS  OF  UTAH,

INC.  has  submitted to its shareholders, or will submit  to  its shareholders for approval, the substance of this Agreement  at  a special  meeting of its shareholders to be held on or  before  90 days hereafter.

     1.3   Closing.   A meeting of the parties to this  Agreement

("Closing") will take place at which time certificates, opinions,

letters  and other documents required by this Agreement  will  be delivered  or  exchanged.  The Closing will  take  place  at  the

Office  of  BACH-HAUSER, INC. as soon as   practicable after  the

parties  have obtained the required shareholder approval,  or  at such other time and place as agreed by the parties, but not later than  90  days  hereafter, and this Agreement shall  be  declared effective as of such Closing.

     1.4   Consummation of Transactions.  If at  the  Closing  no

condition  exists  which  would permit  any  of  the  parties  to terminate  this  Agreement, or a condition then  exists  and  the party entitled to terminate because of that condition elects  not to do so, then and thereupon BH will file the necessary documents required  by the State of Nevada, and upon such filing  with  the

State, to reflect the acquisition of PLAN B.

     1.5   Acquisition of Shares.  Upon, and subject to the terms

and  conditions  herein stated, BACH-HAUSER, INC.  shall  acquire from  PLAN  B's  shareholders  and PLAN  B's  shareholders  shall

transfer,    assign and convey to BACH-HAUSER, INC. 100%  of  the

issued and outstanding shares of common stock of PLAN B.

     1.6   Consideration,  Issuance and Delivery  of  Stock.   In

consideration  of,  and in exchange for the  foregoing  transfer,

assignment and conveyance, and subject to compliance  by  PLAN  B

PRODUCTIONS  OF  UTAH, INC. with its warranties and  undertakings contained herein.  BACH-HAUSER, INC. SHALL:

          A.    At  Closing, issue and deliver  to  the
          shareholders of the common stock of  PLAN  B,
          Two    Million    Four    Hundred    Thousand
          (2,400,000) restricted common shares of BACH-
          HAUSER, INC. stock.  The stock will be issued
          on  a  restricted and investment basis, which
          upon  such  issuance and delivery,  shall  be
          fully  paid and non-assessable:    The  stock
          will  also have registration rights attached,
          the  recipients shall be entitled to  include
          the shares in a registration of the Company's
          common  stock  under the Act (including,  but
          not   limited  to,  registration   statements
          relating  to  secondary  offerings   of   the
          Company's     securities,    but    excluding
          registration  statements  relating   to   any
          employee    benefit   plan    or    corporate
          reorganization), unless, in the event  of  an
          underwritten   offering,   the    underwriter
          advises  that  the  Shares  should   not   be
          included.

                           ARTICLE II

            Representations and Warranties of PLAN B.

     PLAN B PRODUCTIONS OF UTAH, INC. represents and warrants  to

BACH-HAUSER, INC. AS follows:

     2.1  Organization and Good Standing.  PLAN B PRODUCTIONS  OF

UTAH, INC. is a corporation duly organized, validly existing  and in  good standing under the laws of the State of Utah and has the corporate  power  to carry on its business as  it  is  now  being

conducted.   Copies of PLAN B PRODUCTIONS OF UTAH, INC.  Articles

of  Incorporation, as amended or restated, and By-laws,  both  as presently in effect, are complete and correct.

     2.2   Capitalization.   PLAN  B's authorized  capital  stock

consists of 100,000  shares of common stock having no par  value,

of  which  100,000  shares are presently issued and  outstanding,

and   held  by  the  Shareholders.   No  pre-emptive  rights  are

conferred  by  the class of stock, and there are not  outstanding options, calls, commitments, convertible securities or demands of any  character relating to the capital stock of PLAN  B,  whether issued  or  un-issued, except for an employee stock option  plan,

for which no shares have been issued.



     2.3  Authority.  PLAN B PRODUCTIONS OF UTAH, INC. has all of

the  corporate  power necessary to enter into this Agreement  and carry  out  the transactions contemplated hereby.  The execution,

delivery,  and performance of the Agreement by PLAN B PRODUCTIONS

OF  UTAH,  INC.  will have been duly and validly  authorized  and adopted  by BACH-HAUSER, INC. Board of Directors, this  Agreement and  the consummation of the Plan of Exchange will have been duly and  validly  authorized and approved by all necessary  corporate action  on the part of PLAN B PRODUCTIONS OF UTAH, INC. and  this

Agreement will be legally binding, and enforceable against PLAN B

PRODUCTIONS  OF UTAH, INC. in accordance with its terms,  subject to  applicable bankruptcy, reorganization, insolvency, moratorium

and  other   laws affecting creditors' rights generally from time

to  time in effect and subject to principles of equity, which may affect the availability of remedies with respect thereto.  To the best  knowledge  of PLAN B, the entering into this  Agreement  by

PLAN  B  PRODUCTIONS OF UTAH, INC. does not, and the consummation

by  PLAN  B  PRODUCTIONS  OF  UTAH,  INC.  of   the  Transactions

contemplated by this Agreement will not violate the provisions of

(I)  any applicable laws of the United States or any other  state or  jurisdiction in which PLAN B PRODUCTIONS OF UTAH,  INC.  does business; (ii) PLAN B's Certificate of Incorporation or  By-Laws;

or  (iii) any judgment or decree applicable to PLAN B PRODUCTIONS

OF  UTAH, INC. subject to the obtaining of PLAN B PRODUCTIONS  OF

UTAH,  INC.  of  the permits, approvals, consents, authorizations and  modifications referred to in Section 6.3 hereof, no  default or  breach  will occur in any material respect by virtue  of  the

Plan   of   Exchange  under  any  material  contract,  agreement,

mortgage, indenture or other instrument, which PLAN B PRODUCTIONS

OF  UTAH, INC. is a part or by which it is bound, and no material right of PLAN B PRODUCTIONS OF UTAH, INC. under any such existing contract, agreement, mortgage, indenture or other instrument will be extinguished by virtue of the Agreement.

     2.4   Rights,  Titles and Interests.  PLAN B PRODUCTIONS  OF

UTAH,  INC.  will transfer all or substantially all  the  rights,

titles  and  interests in and to those assets and  business,  and

PLAN  B  PRODUCTIONS OF UTAH, INC. will not withhold or  withdraw any of the same without prior written approval of BH.

     2.5   Financial  Statements.  PLAN B's financial  statements

listed as Exhibit A, are attached hereto and made a part hereof.

     2.6   Absence  of  Certain Changes  of  Events.   Except  as

permitted or contemplated by this Agreement, or disclosed to BACH-

HAUSER, INC. there has not been:

          A.     Any   material  adverse  change  in  the  assets

          (including   any   such  change  caused    by   damage,

          destruction  or  loss,  whether or  not  insured),  the

          results  of operations (including any change caused  by

          discontinued operations), or the business prospects  or

          conditions, financial or otherwise of PLAN  B;  not  to

          the  knowledge  of  PLAN B has any event  or  condition

          occurred which may result in such change;

          B.    Any declaration, setting aside or payment of  any

          dividend  or other distribution in respect to PLAN  B's

          Common Stock;

          C.   Any repurchase or redemption by PLAN B PRODUCTIONS

          OF UTAH, INC. of any PLAN B's Common Stock; or

          D.    Any  sale  or  transfer by PLAN B PRODUCTIONS  OF

          UTAH,  INC.  of  any material, tangible asset,  or  any

          mortgage,  pledge, lease or lien, charge or encumbrance

          on  any  assets,  or any such lease or  real  property,

          machinery,  equipment or buildings, other than  in  the

          ordinary course of business.

     2.7   Litigation.  Except as disclosed to BH, there  are  no

judicial   or   administrative  actions,  suits,  proceeding   or

investigations pending; or, to the best knowledge and  belief  of

PLAN  B PRODUCTIONS OF UTAH, INC. threatened against which  might result in any material adverse change in the condition (financial or  other), properties, assets, business, operations or prospects of  PLAN B PRODUCTIONS OF UTAH, INC. or in any material liability on the part of PLAN B PRODUCTIONS OF UTAH, INC. or which question the  validity of this Agreement or of any action taken or  to  be taken  in connection herewith.  There are no citations, fines  or penalties heretofore asserted against PLAN B PRODUCTIONS OF UTAH,

INC.  under any federal, state or local law relating  to  air  or water  pollution, or other environmental protection  matters,  or relating to occupational health or safety.

     2.8   Disclosing  of  Material  Information.   Neither  this

Agreement nor any exhibit hereto contains any untrue statement or material  fact, or admits to state a material fact  necessary  to make the statements herein or therein not misleading, relating to the  business  or affairs of PLAN B.  There is no fact  known  to

PLAN B which materially adversely affects the business, condition

(financial  or  otherwise) or prospects of PLAN B which  has  not been set further herein or disclosed to BH.

                          ARTICLE III

           Representations and Warranties of BH

     BACH-HAUSER,  INC.  represents  and  warrants  to   PLAN   B

PRODUCTIONS OF UTAH, INC. as follows:

     3.1   Organization  and Good Standing of  BH.   BACH-HAUSER,

INC.  is  a  corporation duly organized,  existing  and  of  good standing  under  the  laws  of the State  of  Nevada,  with  full corporate  power  to carry on its business as  it  is  now  being

conducted.    BACH-HAUSER,  INC.  has  qualified  as  a   foreign

corporation  to  do  business and is in  good  standing  in  each

jurisdiction  in  which  the  character  and  location   of   the

properties  owned or leased by it, or the nature of the  business transacted by it, makes such qualification necessary.  Copies  of

BACH-HAUSER,  INC.  Articles of Incorporation,  as  amended,  and

By-Laws, both as presently in effect, are complete and correct.

     3.2  Capitalization.  BH's authorized capital stock consists of __________ shares of common stock, par value of $.001 of which

_________  shares, are issued and outstanding,   fully  paid  and

non-assessable.   There are no outstanding warrants  to  purchase

BACH-HAUSER,  INC.  common  stock.  Investment  shares  of  BACH-

HAUSER,  INC. common stock to be issued in connection  with  this

Agreement,  when  so  issued  will be  duly  authorized,  validly issued, fully paid, and non-assessable.

     3.3   Authority.  BACH-HAUSER, INC. has the corporate  power

to  enter  into this Agreement and to carry out the  transactions contemplated hereby.  The execution, delivery and performance  of this  Agreement  by BACH-HAUSER, INC. has been duly  and  validly

authorized  and approved by BH's Board of Directors.   Otherwise,

the  entering  into of this Agreement by BACH-HAUSER,  INC.  does

not,  and  the    consummation by BACH-HAUSER, INC.  and  PLAN  B

PRODUCTIONS  OF  UTAH,  INC.  of  the  transactions  contemplated hereby,  will  not violate the provisions of (I)  any  applicable laws  of  the  United States or any other jurisdiction  in  which

BACH-HAUSER,   INC.  DOES  business;  (ii)   BH's   Articles   of

Incorporation; as amended, of its By-Laws; or (iii) any judgement

or  decree   applicable to BH, subject to the obtaining of  BACH-

HAUSER,   INC.   approvals,     consents,   authorizations    and

modifications referred to in Sections 6.3 hereof, no  default  or breach  will  occur  in any material respect by  virtue  of  this

Agreement   under  any  material  contract  mortgage,  agreement,

indenture or other instrument applicable to BACH-HAUSER, INC. and no  rights  of  BACH-HAUSER, INC. under  any  existing  contract,

agreement,  mortgage,  indenture  or  other  instrument  will  be extinguished by virtue of the Agreement.

     3.4   Financial  Statements.  BH's audited financial  report

dated  as  of its last quarterly SEC filing, is true and complete in all material respects, such having been prepared in accordance

with   generally  accepted  accounting  principles   consistently

followed  through  the  periods covered by such  statements,  and present  fairly, in accordance with generally accepted accounting principles, the financial condition of BACH-HAUSER, INC. and  the results  of its operations for the period covered thereby,  since the  date  of said Report, there has not been any change  in  the financial condition, properties, assets, liabilities, business or operations  of BACH-HAUSER, INC. which has been, or to  the  best knowledge of BH, is likely to materially adverse with respect  to

BH.  As soon as practicable after consummation of the transaction

contemplated by this Agreement.  BACH-HAUSER, INC. will   prepare

audited  consolidated financial statements, and will  update  and file  all  necessary reports and filings with the Securities  And

Exchange Commission as required.

     3.5   Absence of Certain Changes of Events.  Since the  date

of  BH's  financial report cited above, there have not been:   A.

Any  material  adverse change in the assets (including  any  such change  caused  by damage, destruction or loss,  whether  or  not insured).  The results of operations (including any change caused

by   discontinued  operations)  or  the  business  prospects   or

condition, financial or otherwise of BH, nor, to the knowledge of

BH,  has any event or condition occurred which may result in such change;

     B.    Until  the  date  of Closing, BACH-HAUSER,  INC.  will

conduct its business in the ordinary and usual course; and  prior to  the time of Closing, it will not, without the written consent of  PLAN  B  PRODUCTIONS OF UTAH, INC. dispose of  any  property,

except  in  the regular, ordinary course of business, declare  or pay  any  dividends,  or  make  any  other  distribution  to  the shareholders, or issue or purchase any stock.

     3.6   Litigation.  There are no judicial  or  administrative

actions,   suits   of   a   material   nature,   proceedings   or

investigations  pending, or threatened  against  BH  which  might result in any material adverse change in the condition (financial

or   other),   properties,  assets,  business,    operations   or

prospects  of  BACH-HAUSER, INC. or in any material liability  on the  part  of  BH or which question the validity of the Agreement or  of  any  action taken or to be taken in connections herewith.

There  are  no citations, fines or penalties heretofore  asserted against BH under any federal, state or local law relating to  air or water pollution, or other environmental protection matters, or relating to occupational health or safety.

     3.7   Disclosing  of  Material  Information.   Neither  this

Agreement nor any exhibit hereto contains any untrue statement of material  fact, or admits to state a material fact  necessary  to make the statement herein or therein not misleading, relating  to the  business  or  affairs  of  BACH-HAUSER,  INC.  to  the  best

knowledge and belief of its officers and directors.   There is no

fact  known  to  BACH-HAUSER,  INC.  which  materially  adversely affects  the  business,  condition (financial  or  otherwise)  or prospects  of  BACH-HAUSER, INC. which has  not  been  set  forth herein or otherwise disclosed to PLAN B PRODUCTIONS OF UTAH, INC.

and its legal counsel.

                                   ARTICLE IV

                   Covenants of PLAN B

PLAN B PRODUCTIONS OF UTAH, INC. covenants with BACH-HAUSER, INC.

as follows:

     4.1   Negative Covenants.  From the date of this  Agreement,

PLAN  B  will not, without the prior written consent of BH engage

in   any  of  the  following  transactions:  A.   Engage  in  any

activities  or  transactions which will  be  outside  the  normal course of its business;

          B.    Issue any additional shares of PLAN B PRODUCTIONS

     OF UTAH, INC. common stock, or issue any shares of  stock in

     PLAN  B PRODUCTIONS OF UTAH, INC. or any shares of stock  in

     PLAN  B PRODUCTIONS OF UTAH, INC. or any option, warrant  or right to acquire stock in PLAN B.

          C.    Pay  any  dividend  or make any  distribution  in

respect to this capital stock;

          D.   Sell any of its assets, other than in the ordinary

course of business;

          E.    Amend  its  Certificate of Incorporation  or  its

By-Laws;

          F.    Re-capitalize, reorganize or be a  party  to  any

     merger   or   consolidation  or  sale          of   all   or

     substantially all of its assets; or

          G.    Make any loans or grant increases in compensation

to its officers or                 employees.

     4.2  Affirmative Covenants.  Prior to the Closing Date, PLAN

B WILL do or has done the following:

          A.    PLAN  B PRODUCTIONS OF UTAH, INC. has convened  a

     special meeting of the stockholders of PLAN B, at which time the  shareholders  of  PLAN B agreed  to  proceed  with  the

     Agreement and the Plan of Exchange;

          B.    PLAN B will use its best efforts to preserve  its

     business organization intact, and retain the services of its officers and employees;

          C.    PLAN  B  will afford to the officers,  attorneys,

     accountants and other authorized representatives of  BH full and  free  access to its properties, books, tax returns  and records,  in  order that BH may have a full  opportunity  to make  such  investigations as BH desires of the  affairs  of

     PLAN B;

          D.    PLAN  B  PRODUCTIONS OF UTAH, INC. will  promptly

     advise  BH  in writing of any  materially adverse change  in

     the   financial  condition,  business,  operations  or   key

     personnel  of  PLAN B, any breach of its representations  or warranties  contained  herein, and  any  material  contract,

     agreement, license or other arrangement which, if in  effect on  the date of this Agreement, should have been included in this Agreement; and

          E.   PLAN B PRODUCTIONS OF UTAH, INC. will use its best

     efforts  to  accomplish all actions necessary to  consummate the  Plan of Exchange, including the satisfaction of all the conditions set forth in this Agreement.

                           ARTICLE V

Covenants of BH.  BH covenants that prior to the execution of  th is Agreement with PLAN B PRODUCTIONS OF UTAH, INC. as follows:

     5.1    Negative  Covenants.   BACH-HAUSER,  INC.  will  not,

without the prior written consent of PLAN B:

            A.   Declare  any dividends payable in shares  of  BH

          common stock;

          B.    Except as noted in Section 3.2, spilt or  combine

or  reclassify  the  outstanding           shares  of  BH  common

stock; or

          C.    Merge into, sell all or substantially all of  its

     assets   to   any  person  or  entity.     5.2   Affirmative

     Covenants.  Prior to Closing date, BACH-HAUSER, INC. will do

     the  following:         A.   BH will reserve,  and  promptly

     after  the  Closing  will issue and deliver  the  number  of shares of BACH-HAUSER, INC. common stock required, and  will take  all other actions contemplated hereby with respect  to

     BH  common  stock to be registered under the  Securities  or

     "Blue  Sky" Laws of every jurisdiction in the United  States in which any trading of BH's common stock is contemplated or is  taking  place, or in any state which such qualifications in required;

          B.    BH  will  use its best efforts to accomplish  all

          actions   necessary   to  consummate   the   Agreement,

          including  satisfaction of all the conditions contained

          in this Agreement;

          C.    BH will promptly advise PLAN B in writing of  any

          materially  adverse change in the financial  condition,

          business,  operations,  or key  personnel  of  BH,  any

          breach  of  its representations or warranties contained

          herein,  and any material contract, agreement,  license

          or other arrangement which, if in effect on the date of

          this  agreement  should  have  been  included  in   the

          Agreement;

          D.     BH  will  afford  to  the  officers,  attorneys,

          accountants  and  other authorized  representatives  of

          PLAN  B  full and free access to its properties, books,

          tax  returns and records, in order that PLAN B may have

          a  full opportunity to make such investigations as PLAN

          B desires of the affairs of BH.

                           ARTICLE VI

                       Mutual Conditions

     Neither  BH  or  PLAN B PRODUCTIONS OF UTAH,  INC.  will  be obligated  to  complete or cause to be completed the transactions contemplated  by  this agreement unless the following  conditions have been met prior to or at the Closing:

     6.1   Absence of Restraint. No order to restrain, enjoin  or

otherwise  prevent  the consummation of this  Agreement,  or  the transactions contemplated herein shall have been entered  by  any court of or administrative body, and no proceeding to obtain  any such order shall have been commenced or shall be threatened.

     6.2   Absence of Termination.  The obligations to consummate

the transactions contemplated hereby shall not have been canceled pursuant to sections 9.1.

     6.3   Required  Approvals.  BACH-HAUSER,  INC.  AND  PLAN  B

PRODUCTIONS OF UTAH, INC. shall have received all such approvals,

consents,  authorizations or modifications as may be required  to

permit  the  performance  of    BACH-HAUSER,  INC.  AND  PLAN   B

PRODUCTIONS  OF UTAH, INC. of their respective obligations  under this  Agreement, and the consummations of the transactions herein contemplated  (whether  for  governmental  authorities  or  other persons), and BACH-HAUSER, INC. AND PLAN B PRODUCTIONS  OF  UTAH,

INC.  shall each have received any and all permits and  approvals from  any  regulatory authority having jurisdiction required  for

the lawful consummation for   the Plan of Exchange.

     6.4   Blue  Sky Compliance.  There shall have been  obtained

any and all permits, approvals and consents of the Securities  or

"Blue  Sky" Commissions or any jurisdictions,   and of any  other

governmental body or agency, which counsel for BACH-HAUSER,  INC.

may reasonably deem necessary or appropriate so that consummation

of  the transactions contemplated by this   Agreement will be  in

compliance with applicable laws.

                          ARTICLE VII

               Conditions to PLN B's Obligations

     PLAN  B PRODUCTIONS OF UTAH, INC. shall not be obligated  to complete  or  cause to be completed the transactions contemplated by  this Agreement unless the following conditions have been  met prior to or at the Closing:

     7.1    Compliance   with  Representations,  Warranties   and

Covenants.   All of the representations and warranties  of  BACH-

HAUSER,  INC. made in or pursuant to this Agreement are true  and shall  be true in all material respects at and as of the  Closing date, with the same force and effect for changes contemplated  or

permitted by the Agreement or otherwise approved in writing    by

PLAN B:  BACH-HAUSER, INC. shall have complied with and preformed all  of the covenants contained in this Agreement to be performed

by  them  at  or  prior  to  the Closing  Date.   Such  shall  be

evidenced  by  appropriate Schedules to be  attached  hereto  and incorporated  by  reference  and  certified  as  correct  by  the

President of BH.

     7.2   Tax  opinion.  PLAN B PRODUCTIONS OF UTAH, INC.  shall

have  received from its accounting firm, a letter to  the  effect that in their opinion the PLAN B PRODUCTIONS OF UTAH, INC. income tax consequences of the Agreement is expected to be substantially as follows:

          A.    No  gain  or  loss  will  be  recognized  by  the

          shareholders of PLAN B

          PRODUCTIONS OF UTAH, INC. upon receipt in the Agreement

          of BACH-HAUSER, INC. common stock in exchange for their

          PLAN B PRODUCTIONS OF UTAH, INC. common stock; and

          B.    The  tax  basis of the BACH-HAUSER,  INC.  common

          stock  received  by each holder of  shares  of  PLAN  B

          PRODUCTIONS OF UTAH, INC. COMMON stock will be the same

          as the tax basis of the shares of PLAN B PRODUCTIONS OF

          UTAH,   INC.  COMMON  stock  surrendered  in   exchange

          therefor.

     7.3   Opinion of Counsel.  PLAN B PRODUCTIONS OF UTAH,  INC.

shall have received an opinion dated at or near the Closing  date from counsel for BACH-HAUSER, INC. that:

     A.    BACH-HAUSER, INC. is a corporation validly  organized,

     legally existing and in good standing under the laws of  the state of Nevada, with full corporate power and authority  to own  its  properties and to conduct its business  as  it  is being conducted;

     B.    BACH-HAUSER, INC. shall have full corporate  power  to

     carry   out  the  transactions  contemplated  herein;   this

     Agreement  has  been  duly executed and delivered  by  BACH-

     HAUSER,  INC.  and all necessary corporate action  has  been taken  by  BH,  its Board of Directors and  shareholders  in order to consummate the transactions, to execute and deliver this  Agreement  and to make this Agreement  the  valid  and legally binding obligation of BH;

     C.    The  shares of BACH-HAUSER, INC. common stock required

     to effect the Plan of Exchange between BACH-HAUSER, INC. and

     PLAN  B, in accordance with the terms of this Agreement have been  duly and validly authorized and issued; and  upon  the consummation of the transactions herein, will be fully  paid and non-assessable;

     D.     The  execution,  delivery  and  performance  of  this

     Agreement  by  BH,  and           the  consummation  of  the

     transaction  contemplated  thereby  will  not  constitute  a

     violation,  breach or default under of conflict  with   BH's

     Articles  of  Incorporation, as amended, or its By-Laws,  or any  other  Agreement or any judgement, writ, injunction  or decree or any court, governmental body or  arbitrator, known to such counsel, to which BACH-HAUSER, INC. is a party or by which it may be bound;

      E.    No  consent or approval by any governmental authority

which has not been       obtained is required in connection  with

the consummation of the Agreement;

     F.   To the best knowledge and information of counsel, there

     is no material           litigation or proceeding pending or

     threatened   against  BACH-HAUSER,  INC.  required   to   be

     disclosed  under this Agreement which has been so  disclosed to PLAN B.

                          ARTICLE VIII

                Conditions to Obligations of  BH

     BACH-HAUSER,  INC.  shall not be obligated  to  complete  or cause  to  be  completed the transactions  contemplated  by  this

Agreement unless the following conditions have been met prior  to or at the Closing:

     8.1    Compliance   with  Representations,  Warranties   and

Covenants.  All of the representations and warranties of  PLAN  B

PRODUCTIONS OF UTAH, INC. contained in this Agreement and in  its

Business  Plan provided BACH-HAUSER, INC. are true and  shall  be true  in  all  material respects at and as of the  Closing  date.

Such  shall be evidenced by appropriate Schedules attached hereto

and  incorporated by   reference and certified as correct by  the

Directors and President of PLAN B.

     8.2   Opinion  of  Counsel.  BACH-HAUSER,  INC.  shall  have

received  an  opinion  dated at or near  the  Closing  date  from

Counsel for PLAN B, that:

          A.    PLAN B PRODUCTIONS OF UTAH, INC. is a corporation

          duly   incorporated   and  validly    existing   as   a

          corporation  in  good standing under the  laws  of  the

          State  of  Utah, with corporate power and authority  to

          own its properties and to conduct its business as it is

          then being conducted;

          B.     PLAN  B  PRODUCTIONS  OF  UTAH,  INC.  has  full

     corporate power to carry out the Transaction; this Agreement has  been  duly  executed  and  delivered  by  PLAN  B;  and

     necessary  corporate  action  as  been  taken  by   PLAN   B

     PRODUCTIONS  OF  UTAH,  INC. to  execute  and  deliver  this

     Agreement,  and  to  consummate the Transactions;  and  this

     Agreement  is  the valid and legally binding  obligation  of

     PLAN  B  PRODUCTIONS  OF  UTAH, INC. subject  to  applicable

     bankruptcy,  reorganization,  insolvency,  moratorium,   and

     other  laws affecting creditor's rights generally from  time to  time in effect and subject to principles of equity which

     may   affect  the  availability  of  remedies  with  respect

     thereto;

          C.   The execution, delivery and performance by PLAN  B

     PRODUCTIONS  OF  UTAH,  INC. of  this  Agreement,  and   the

     consummation  of the Transactions contemplated  hereby  will not  constitute  a  violation, breach or default  under  the

     Certificate of Incorporation or By-Laws of PLAN B;

          D.     No  consent  or  approval  by  any  governmental

          authority  which has not been obtained is  required  in

          connection  with the consummation by PLAN B PRODUCTIONS

          OF UTAH, INC. of the Transactions contemplated herein.

          E.    To  the best knowledge and information of counsel

          to   PLAN  B,  there  is  no  material  litigation   or

          proceeding  pending  or  threatened  against   PLAN   B

          PRODUCTIONS  OF  UTAH, INC. required  to  be  disclosed

          under this Agreement which has not been so disclosed to

          BH.

     8.3  PLAN B PRODUCTIONS OF UTAH, INC. Stock Options.  On the

effective  date  of the Exchange, there shall be  no  outstanding options  to  purchase shares of PLAN B PRODUCTIONS OF UTAH,  INC.

common stock.

                           ARTICLE IX

                         Miscellaneous

     9.1   Terminations.   This Agreement may  be  terminated  or

canceled,  and  the  transactions  contemplated  hereby  may   be

abandoned, notwithstanding stockholder authorization, at any time before consummation of the Agreement:

          A.    By  mutual  consent of the Board of Directors  of

     BACH-HAUSER, INC. and PLAN B;

          B.    By  any  party  in  the event  that  any  of  the

          conditions specified in Article VI shall not have  been

          satisfied   within  the  time  contemplated   by   this

          Agreement;

          A.   By BACH-HAUSER, INC. if any of the conditions specified in

            Article VIII shall not have been satisfied within the time

            contemplated by this Agreement; or  D.   By PLAN B if any of the

            conditions specified in Article VII shall not have been satisfied within the time contemplated by this Agreement.



     9.2    Effect   of  Termination.   If  this   Agreement   is

terminated,  this Agreement, except as to Sections 9.3  and  9.4,

shall  no longer be of any force or effect and there shall be  no liability  on the part of any part of any party or its respective directors, officers or stockholders' provided, however,  that  in the  case  of  a  termination without  cause  by  a  party  or  a termination pursuant to Sections 9.1(c) or (d) hereof because  of

a  prior  material  default under or material    breach  of  this

Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses incurred  by  such aggrieved party or parties in connection  with this Agreement.

     9.3   Return of Information; Confidentially.  In  the  event

this  Agreement  is  terminated or the Plan of  Exchange  is  not consummated  for  any  reason.  BH and  PLAN  B  agree  that  all written information and documents supplied by either BH and  PLAN

B  to each other shall be promptly returned to the other party at

its  request, and BH and PLAN B shall each use its best   efforts

to  cause  confidential information to continue to be treated  as confidential.

     9.4  Costs and Expenses.  All costs and expenses incurred in connection  with  this  Agreement  will  be  paid  by  the  party

incurring  expenses.   In the event of any  termination  of  this

Agreement, pursuant to Section 9.1, subject to the provisions  of

9.2, BH and PLAN B will each bear their own expenses.

     9.5   Extension of Time; Waivers.  At any time prior to  the

Closing date:

          A.    BH may (i) extend the time for the performance of

     the  obligations  or other acts of PLAN B,  (ii)  waive  any inaccuracies in the representations and warranties of PLAN B

     PRODUCTIONS  OF  UTAH,  INC.  contained  herein  or  in  any document  delivered pursuant hereto by  PLAN  B,  and  (iii)

     waiver  compliance with any of the agreements or  conditions herein  to be performed by BH. Any agreement on the part  of

     PLAN  B to any such extension or waiver shall be valid  only if  set forth in an instrument, in writing, signed on behalf of PLAN B.

     9.6   Assignability.   This Agreement  shall  inure  to  the

benefit  of,  and  be  binding on the parties  hereto  and  their respective  successors and assigns, provided that this  Agreement may  not  be  assigned  by any party without  the  prior  written consent of the other party.

     9.7  Reliance of Counsel.  In rendering any opinion referred to  herein, counsel may rely, as to any factual matters  involved in  their  opinion, on certificates of public  officials  and  of corporate  officers, opinions of corporate general  counsel,  and

such   other  evidence  as  such  counsel  may  reasonably   deem

appropriate;  and as to matters governed by laws of jurisdictions other  than the United States or the state in which said  counsel is  located, an opinion of local  counsel in jurisdictions, which counsel  shall  be  satisfactory to  the  other  parties  in  the exercise of their reasonable judgement.

     9.8   Notices.  Any notice to any party hereto  pursuant  to

this  Agreement  shall be given by Certified or Registered  mail,

addressed as follows:

     BH

     [INSERT MAILING ADDRESS]

     PLAN B
     6337 Highland Drive, Suite 220
     Salt Lake City, UT 84121


     9.9   Amendment.   This Agreement may be  amended  with  the

approval of the Board of Directors of  BACH-HAUSER, INC. and PLAN

B  PRODUCTIONS OF UTAH, INC. at any time before or after approval thereof by the stockholders of BACH-HAUSER, INC. and PLAN B;  but after  any such stockholder approval, no amendment shall be  made which substantially and adversely changes the terms hereof.  This

Agreement may not be amended   except by an instrument in writing

signed on behalf of each of the parties hereto.

     9.10  Entire Agreement; Counterparts; Applicable Law.   This

Agreement (a) constitutes the entire agreement and superseded all prior  agreements and understanding, both written  and oral among the parties with respect to the subject matter hereof, (b) may be executed  in several  counterparts, each of which will be  deemed an  original and all of which shall constitute one and  the  same instrument, and (c) shall be governed in all respects,  including validity, interpretation and effect, by the laws of the State  of

Nevada.

     9.11  Titles.   The titles and capitals of the Sections  and

paragraphs  of  this  Agreement are included for  convenience  of reference  any  and shall have no effect on the constructions  or meaning of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


BACH-HAUSER, INC.



BY:/s/ Peter Preston
Its President


PLAN B PRODUCTIONS OF UTAH, INC.



BY: /s/ Russell J. Heaton
Its President